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                                                                   Exhibit 10.17

                              HOLMES PRODUCTS CORP.

                             Voting Trust Agreement


         AGREEMENT made this 23rd day of April 1998, by and between each purchaser of common stock of Holmes Products Corp. who executes a counterpart signature page hereto (each a "Participant") and Jordan A. Kahn, as voting trustee (the "Voting Trustee").

         WHEREAS, each Participant owns the shares of common stock, $.001 par value, of Holmes Products Corp., a Massachusetts corporation (the "Company") set forth on such Participant's counterpart signature page hereto (the "Shares"); and

         WHEREAS, the Participant and the Voting Trustee desire to make certain provisions with respect to the voting of the Shares.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Transfer to Voting Trustees. Each Participant hereby deposits and transfers all of his or her Shares to the Voting Trustee, subject to the terms and conditions of this Agreement.

         2. Voting Trust Certificate. The Voting Trustee will deliver to each Participant a voting trust certificate, representing such Participant's beneficial interest in the Shares. Subject to the terms of (i) any Stock Purchase or Stock Option Agreement between the Company and any Participant and
(ii) the Employee Stockholders' Agreement dated as of the date hereof (the "Employee Stockholders' Agreement"), as amended, each Participant may transfer such Participant's voting trust certificate by giving appropriate instructions to the Voting Trustee, who shall issue new voting trust certificates and who shall maintain a voting trust certificate record book. The Voting Trustee shall be entitled to rely for all purposes of this Agreement upon instructions given by persons who are registered holders of voting trust certificates. Each transferee of a voting trust certificate shall be conclusively deemed to have consented to this Agreement and shall be bound by all the terms hereof. A copy of this Agreement and a list of the current registered holders of voting trust certificates shall at all times be kept with the Company's records.

         3. Power of Voting Trustee to Vote the Shares. The Voting Trustee shall have full and unqualified right and power to vote and to execute consents, in his sole discretion, with respect to all Shares held by him under this Agreement from time to time. Without limiting the generality of the foregoing, the Voting Trustee may take all actions on behalf of the Participants relating to the voting of the Shares as the Voting Trustee in his sole and absolute discretion deems appropriate, including, without limitation to vote such Shares in favor of:
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                  (a) the election of directors including, as applicable, in accordance with the provisions of the Employee Stockholders' Agreement;

                  (b) the amendment of the Articles of Organization of the Company;

                  (c)      the sale of the Company or its assets;

                  (d) the merger or consolidation of the Company with or into another corporation or the approval of any other form of reorganization or recapitalization; or

                  (e) such other matters as may require the vote, consent or approval of holders of the Shares.

         4. Capital Changes. In the event of any stock dividend, stock split or combination, recapitalization, reorganization, merger, consolidation or other change affecting the Shares, this Agreement shall apply to the shares or securities received by the Voting Trustee pursuant thereto, and new voting trust certificates shall be issued to represent such change.

         5. Dividends. The Voting Trustee shall cause all dividends declared in cash or property (other than pursuant to Section 4) on each Participant's Shares and received by him to be distributed to the registered holders of voting trust certificates in accordance with the Shares evidenced by each such certificate.

         6. Term. The voting trust created by this Agreement shall continue until the first to occur of (i) ten (10) years from the date hereof or (ii) on such date that no Participants or any of their Permitted Transferees under the Employee Stockholders' Agreement hold any Shares. Upon the death of the Voting Trustee, the Board of the Directors of the Company shall appoint his successor under this Agreement. The Voting Trustee may terminate this Agreement by notice to the Participants.

         7. The Voting Trustee. The Voting Trustee shall receive no compensation for his services as Voting Trustee. The Voting Trustee shall not be required to give a bond for the discharge of his duties as Voting Trustee. The Voting Trustee shall have no liability for any acts or omissions in good faith and in the absence of gross negligence. Each registered holder of a voting trust certificate, by his acceptance thereof, agrees to indemnify the Voting Trustee against any liability he may incur by reason of his actions or omissions in good faith and in the absence of gross negligence.

         8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         9. Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflict or choice of law provisions).

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         IN WITNESS WHEREOF, the Participant and the Voting Trustee have hereunto set their hands and seals on the date first above written.


                                         /s/ Jordan A. Kahn
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                                         Jordan A. Kahn, Voting Trustee

                                         PARTICIPANTS:

                                         [Counterpart Signature Pages Omitted]

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